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Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

                      March 25, 2003

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

        The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Annual Report on Form 10-K (the "Report") accompanying this letter.

        Paul T. Hanrahan, the Chief Executive Officer and Barry J. Sharp, the Chief Financial Officer of The AES Corporation, each certifies that, to the best of my knowledge:

  1.
  such Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The AES Corporation.

/s/ PAUL T. HANRAHAN Name: Paul T. Hanrahan Chief Executive Officer
/s/ BARRY J. SHARP Name: Barry J. Sharp Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to The AES Corporation and will be retained by The AES Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 99.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act